EXHIBIT 10.2


            AUDITORS' REPORT TO THE MEMBERS OF ASTRAZENECA PLC


We have audited the accompanying consolidated group balance sheets of AstraZeneca Plc and subsidiaries ('AstraZeneca') as of December 31, 2002 and 2001 and the related consolidated group profit and loss accounts, consolidated group statements of total recognised gains and losses and consolidated statements of group cash flow for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of AstraZeneca's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of AstraZeneca as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with generally accepted accounting principles in the United Kingdom.

As more fully described in the "Basis of Consolidation and Presentation of Finanical Information" note to the consolidated financial statements, AstraZeneca has adopted FRS No. 19 Deferred Tax in the year ended December 31, 2002. Consequently, AstraZeneca's consolidated financial statements as of December 31, 2001 and the two year period ended December 31, 2001 referred to above have been restated.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected results of operations for each of the years in the three-year period ended December 31, 2002 and shareholders' equity as of December 31, 2002 and 2001, to the extent summarised in the "Additional Information for US Investors" section of the consolidated financial statements on pages 113 to 122 of the consolidated financial statements. As discussed in the "Additional Information for US Investors" section of the consolidated financial statements, effective January 1, 2002, AstraZeneca fully adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets".



/s/  KPMG AUDIT PLC

KPMG Audit Plc
Chartered Accountants
Registered Auditor
8 Salisbury Square
London
EC4Y 8BB


January 30, 2003